EXHIBIT 23.1

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Network-1 Technologies, Inc. on Form S-8 File No. 333-269142 of our report dated March 13, 2026, with respect to our audit of the consolidated financial statements of Network-1 Technologies, Inc. as of and for the year ended December 31, 2025 which appear in this Annual Report on Form 10-K.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York

March 13, 2026